NEWS RELEASE
CONTACT:	1775 Eye Street, NW, Suite 1000
Tejal R. Engman	Washington, DC 20006
Director of Investor Relations	Tel 202-774-3200
E-Mail: tengman@washreit.com	Fax 301-984-9610
www.washreit.com

October 27, 2016

WASHINGTON REAL ESTATE INVESTMENT TRUST ANNOUNCES THIRD QUARTER FINANCIAL AND OPERATING RESULTS AND QUARTERLY DIVIDEND

Washington Real Estate Investment Trust (“Washington REIT” or the “Company”) (NYSE: WRE), a leading owner and operator of commercial and multifamily properties in the Washington, DC area, reported financial and operating results today for the quarter ended September 30, 2016:

Third Quarter 2016 Highlights

•	Reported net income attributable to the controlling interests of $79.7 million, or $1.07 per diluted share, compared to $0.6 million, or $0.01 per diluted share, in the third quarter of 2015

•	Reported NAREIT Funds from Operations (FFO) of $33.0 million, or $0.44 per diluted share, compared to $29.9 million, or $0.44 per diluted share in the third quarter of 2015

•	Reported Core FFO of $0.45 per diluted share for the third quarter 2016

•	Achieved same-store Net Operating Income (NOI) growth of 1.9%, with same-store rental growth of 1.5% over third quarter 2015

•	Achieved same-store NOI growth of 3.5% for the retail portfolio, 1.7% for the multifamily portfolio and 1.0% for the office portfolio over third quarter 2015

•	Improved overall portfolio physical occupancy to 93.2%, 250 basis points higher than third quarter 2015 and 210 basis points higher than second quarter 2016

•	Raised the bottom end and thereby tightened our 2016 Core FFO guidance by $0.01 to a range of $1.75 to $1.77 per fully diluted share

•	Completed the second sale transaction of the suburban Maryland office portfolio, comprising approximately 491,000 square feet for aggregate sale proceeds of $128.5 million

•
Issued 904,000 shares at an average price of $33.32 per share through the Company’s At-the-Market (ATM) program, raising gross proceeds of approximately $30.1 million to fund value-add opportunities, including development, in 2017

"We raised the bottom end of our full-year Core FFO guidance range upon delivering another solid quarter where we generated strong year-over-year NOI growth and increased occupancy, while completing our programmatic asset recycling," said Paul T. McDermott, President and Chief Executive Officer. "Our capital allocation out of suburban office and into value-add multifamily as well as our successful capital markets’ execution this year have lowered our operational risk, improved the quality and stability of our NOI and strengthened our balance sheet, all of which will enhance the risk-adjusted returns we generate for our shareholders."

Financial Summary

Net income attributable to the controlling interests for the quarter ended September 30, 2016 was $79.7 million, or $1.07 per diluted share, compared to $0.6 million, or $0.01 per diluted share, for the corresponding prior year period, primarily due to the recognition of a $77.6 million gain on the second suburban Maryland office portfolio sale transaction.

NAREIT FFO(1) for the quarter ended September 30, 2016 was $33.0 million, or $0.44 per diluted share, compared to $29.9 million, or $0.44 per diluted share, for the corresponding prior year period.

Washington Real Estate Investment Trust

Core FFO(1) was $33.3 million, or $0.45 per diluted share, for the quarter ended September 30, 2016, compared to $31.0 million, or $0.45 per diluted share, for the corresponding prior year period. Further detail will be provided by management on the earnings call.

Operating Results

The Company's overall portfolio NOI(2) was $50.6 million for the quarter ended September 30, 2016, compared to $50.1 million in the corresponding prior year period. Overall portfolio physical occupancy for the third quarter was at 93.2%, compared to 90.7% at the end of the third quarter last year and 91.1% at the end of the second quarter 2016.

Same-store(3) portfolio physical occupancy for the third quarter of 2016 was 94.2%, compared to 92.9% at September 30, 2015 and 92.7% at the end of the second quarter of 2016. Same-store portfolio NOI for the third quarter increased by 1.9%, compared to the corresponding prior year period.

▪
Office: 49% of Total NOI - Same-store NOI increased by 1.0% compared to the corresponding prior year period, primarily due to rental rate growth of 1.7% and occupancy gains driven by lease commencements. Same-store physical occupancy increased by 150 basis points over last year and by 60 basis points sequentially to 92.3%.

▪
Retail: 23% of Total NOI - Same-store NOI increased 3.5% compared to the corresponding prior year period, primarily due to rental rate growth of 2.0%, higher reimbursements, and higher-than-expected collections on previously reserved bad debts. Same-store physical occupancy increased by 20 basis points over the corresponding prior year period and by 350 basis points sequentially to 95.6%, substantially due to two large lease commencements in the quarter.

▪
Multifamily: 28% of Total NOI - Same-store NOI increased by 1.7% compared to the corresponding prior year period driven by occupancy gains and by 50 basis points of rent growth over the corresponding prior year period. Same-store physical occupancy on a unit basis increased by 290 basis points over last year and by 130 basis points sequentially to 96.4%.

Leasing Activity

During the third quarter, Washington REIT signed commercial leases totaling 288,000 square feet, including 62,000 square feet of new leases and 226,000 square feet of renewal leases, as follows (all dollar amounts are on a per square foot basis):

	Square Feet	Weighted Average Term (in years)	Weighted Average Free Rent Period (in months)	Weighted Average Rental Rates	Weighted Average Rental Rate % Increase	Tenant Improvements	Leasing Commissions
New:
Office	61,000	6.4	6.1	$44.06	12.1%	$44.32	$14.70
Retail	1,000	8.3	3.9	60.89	39.4%	—	29.34
Total	62,000	6.4	6.1	44.42	12.7%	43.36	15.02

Renewal:
Office	152,000	3.7	2.4	$42.20	17.7%	$14.79	$5.14
Retail	74,000	4.7	—	27.61	10.3%	—	1.67
Total	226,000	4.0	1.8	37.39	15.8%	9.92	4.00

Disposition Activity

On September 22, 2016, Washington REIT completed the second of two separate transactions for its suburban Maryland office portfolio. The sale of 51 Monroe and One Central Plaza, comprising approximately 491,000 square feet for aggregate sales proceeds of $128.5 million was structured in a reverse-1031 exchange in conjunction with the acquisition of Riverside Apartments.

Washington Real Estate Investment Trust

Capital Update

In July 2016, Washington REIT entered into a seven year $150.0 million unsecured term loan maturing on July 21, 2023 with a deferred draw period of up to six months. The Company expects to draw on the term loan in the fourth quarter this year and the first quarter of 2017 to refinance pre-payable and maturing secured debt. Washington REIT entered into forward swaps from floating interest rates to a 2.86% all-in fixed interest rate for $150.0 million commencing on March 31, 2017.
During the quarter, Washington REIT issued 904,000 shares at an average price of $33.32 per share through the Company’s ATM program, raising gross proceeds of approximately $30.1 million. The proceeds are expected to be used to fund value-add opportunities, including development, in 2017.
Subsequent to quarter end, the Company paid down approximately $102.0 million of secured debt, completing the targeted reduction of $266.0 million of secured debt in 2016.
Earnings Guidance

Management is raising the bottom end and thereby tightening the 2016 Core FFO guidance range to $1.75 to $1.77 from $1.74 to $1.77 per fully diluted share. The following assumptions are incorporated into the tightened guidance range:

•	Same-store NOI growth remains projected to be approximately 1%

•	Same-store office NOI growth remains projected to be approximately 1%

•	Same-store multifamily NOI is now projected to be approximately 3%, from a previous range of 3% to 3.5%

•	Same-store retail NOI growth is now projected to be approximately flat, from a previous range of (1.5)% to (1)%

•	Silverline Center is now expected to contribute $7.6 to $7.8 million of NOI, from a previous range of $7.1 to $7.6 million

•	The Maxwell remains expected to contribute $2.5 to $2.7 million of NOI

•	The Company does not currently expect to complete further acquisitions and dispositions in 2016

•	General and administrative expense remains projected to be approximately $19.0 to $19.5 million, excluding any severance expense

•	Interest expense remains projected to be approximately $53.0 to $53.5 million

Washington REIT's 2016 Core FFO guidance is based on a number of factors, many of which are outside its control and all of which are subject to change. Washington REIT may change its guidance during the year as actual and anticipated results vary from these assumptions.

2016 Guidance Reconciliation Table

A reconciliation of projected net income attributable to the controlling interests per diluted share to projected Core FFO per diluted share for the year ending December 31, 2016 is as follows:

	Low	High
Net income attributable to the controlling interests per diluted share (a)	$1.64	$1.66
Real estate depreciation and amortization (b)	1.50	1.50
Gain on sale of real estate	(1.41)	(1.41)
NAREIT FFO per diluted share	1.73	1.75
Core adjustments	0.02	0.02
Core FFO per diluted share	$1.75	$1.77
(a) Only gains on sale of real estate through September 30, 2016 have been included.
(b) Does not include any impact from acquisitions and dispositions for the remainder of the year.

Washington Real Estate Investment Trust

Dividends

On September 30, 2016, Washington REIT paid a quarterly dividend of $0.30 per share.

Washington REIT announced today that its Board of Trustees has declared a quarterly dividend of $0.30 per share to be paid on January 6, 2017 to shareholders of record on December 21, 2016.

Conference Call Information

The Conference Call for Third Quarter Earnings is scheduled for Friday, October 28, 2016 at 1:00 P.M. Eastern time. Conference Call access information is as follows:

USA Toll Free Number:            1-877-407-9205
International Toll Number:        1-201-689-8054

The instant replay of the Conference Call will be available until November 11, 2016 at 11:59 P.M. Eastern time. Instant replay access information is as follows:

USA Toll Free Number:            1-877-660-6853
International Toll Number:        1-201-612-7415
Conference ID:                13627550

The live on-demand webcast of the Conference Call will be available on the Investor section of Washington REIT's website at www.washreit.com. On-line playback of the webcast will be available for two weeks following the Conference Call.

About Washington REIT

Washington REIT is a self-administered, equity real estate investment trust investing in income-producing properties in the greater Washington metro region. Washington REIT owns a diversified portfolio of 49 properties, totaling approximately 6.0 million square feet of commercial space and 4,480 multifamily units, and land held for development. These 49 properties consist of 19 office properties, 16 retail centers and 14 multifamily properties. Washington REIT shares are publicly traded on the New York Stock Exchange (NYSE:WRE).
Note: Washington REIT's press releases and supplemental financial information are available on the Company website at www.washreit.com or by contacting Investor Relations at (202) 774-3200.
Certain statements in our earnings release and on our conference call are "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements include statements in this earnings release preceded by, followed by or that include the words “believe,” “expect,” “intend,” “anticipate,” “potential,” “project,” “will” and other similar expressions. Such statements involve known and unknown risks, uncertainties, and other factors that may cause actual results to differ materially. Such risks, uncertainties and other factors include, but are not limited to, changes in general and local economic and real estate market conditions, the potential for federal government budget reductions, the risk of failure to complete contemplated acquisitions and dispositions, the timing and pricing of lease transactions, the availability and cost of capital, fluctuations in interest rates, tenants' financial conditions, levels of competition, the effect of government regulation, and other risks and uncertainties detailed from time to time in our filings with the SEC, including our 2015 Form 10-K and subsequent Quarterly Reports on Form 10-Q. We assume no obligation to update or supplement forward-looking statements that become untrue because of subsequent events.

(1) Funds From Operations (“FFO”) - The National Association of Real Estate Investment Trusts, Inc. (“NAREIT”) defines FFO (April, 2002 White Paper) as net income (computed in accordance with generally accepted accounting principles (“GAAP”)) excluding gains (or losses) associated with sales of property, impairment of depreciable real estate and real estate depreciation and amortization. FFO is a non-GAAP measure and does not replace net income as a measure of performance or net cash provided by operating activities as a measure of liquidity. We consider FFO to be a standard supplemental measure for real estate investment trusts (“REITs”) because it facilitates an understanding of the operating performance of our properties without giving effect to real estate depreciation and amortization, which historically assumes that the value of real estate assets diminishes predictably over time. Since real estate values have instead historically risen or fallen with market conditions, we believe that FFO more accurately provides investors an indication of our ability to incur and service debt, make capital expenditures and fund other needs.

Core Funds From Operations (“Core FFO”) is calculated by adjusting FFO for the following items (which we believe are not indicative of the performance of Washington REIT's operating portfolio and affect the comparative measurement of Washington REIT's operating performance over

Washington Real Estate Investment Trust

time): (1) gains or losses on extinguishment of debt, (2) expenses related to acquisition and structuring activities, (3) executive transition costs and severance expense related to corporate reorganization and related to executive retirements or resignations, (4) property impairments, casualty gains, and gains or losses on sale not already excluded from FFO, as appropriate, and (5) relocation expense. These items can vary greatly from period to period, depending upon the volume of our acquisition activity and debt retirements, among other factors. We believe that by excluding these items, Core FFO serves as a useful, supplementary measure of Washington REIT's ability to incur and service debt and to distribute dividends to its shareholders. Core FFO is a non-GAAP and non-standardized measure and may be calculated differently by other REITs.

(2) Net Operating Income (“NOI”), defined as real estate rental revenue less real estate expenses, is a non-GAAP measure. NOI is calculated as net income, less non-real estate revenue and the results of discontinued operations (including the gain on sale, if any), plus interest expense, depreciation and amortization, general and administrative expenses, acquisition costs, real estate impairment and gain or loss on extinguishment of debt. We also present NOI on a cash basis ("cash NOI") which is calculated as NOI less the impact of straight-lining of rent and amortization of market intangibles. We provide NOI as a supplement to net income calculated in accordance with GAAP. As such, it should not be considered an alternative to net income as an indication of our operating performance. It is the primary performance measure we use to assess the results of our operations at the property level.

(3) For purposes of evaluating comparative operating performance, we categorize our properties as “same-store” or “non-same-store”. A same-store property is one that was owned for the entirety of the periods being evaluated and excludes properties under redevelopment or development and properties purchased or sold at any time during the periods being compared. A non-same-store property is one that was acquired, under redevelopment or development, or placed into service during either of the periods being evaluated. We define redevelopment properties as those for which we expect to spend significant development and construction costs on existing or acquired buildings pursuant to a formal plan which has a current impact on operating results, occupancy and the ability to lease space with the intended result of a higher economic return on the property. Properties under redevelopment or development are included within the non-same-store properties beginning in the period during which redevelopment or development activities commence. Redevelopment and development properties are included in the same-store pool upon completion of the redevelopment or development, and the earlier of achieving 90% occupancy or two years after completion.

(4) Funds Available for Distribution (“FAD”) is a non-GAAP measure. It is calculated by subtracting from FFO (1) recurring expenditures, tenant improvements and leasing costs, that are capitalized and amortized and are necessary to maintain our properties and revenue stream (excluding items contemplated prior to acquisition or associated with development / redevelopment of a property) and (2) straight line rents, then adding (3) non-real estate depreciation and amortization, (4) non-cash fair value interest expense and (5) amortization of restricted share compensation, then adding or subtracting the (6) amortization of lease intangibles, (7) real estate impairment and (8) non-cash gain/loss on extinguishment of debt, as appropriate. FAD is included herein, because we consider it to be a performance measure of a REIT’s ability to incur and service debt and to distribute dividends to its shareholders. FAD is a non-GAAP and non-standardized measure, and may be calculated differently by other REITs.

Washington Real Estate Investment Trust

Physical Occupancy Levels by Same-Store Properties (i) and All Properties
	Physical Occupancy
	Same-Store Properties		All Properties
	3rd QTR	3rd QTR	3rd QTR	3rd QTR
Segment	2016	2015	2016	2015
Multifamily	95.6%	93.2%	94.2%	92.3%
Office	92.3%	90.8%	90.5%	87.8%
Retail	95.6%	95.4%	95.6%	94.4%

Overall Portfolio	94.2%	92.9%	93.2%	90.7%

(i) A same-store properties include properties that were owned for the entirety of the current reporting period and the prior year, and exclude properties under redevelopment or development and properties purchased or sold at any time during the current reporting period and the prior year. We define redevelopment properties as those for which we expect to spend significant development and construction costs on existing or acquired buildings pursuant to a formal plan which has a current impact on operating results, occupancy and the ability to lease space with the intended result of a higher economic return on the property. Properties under redevelopment or development are excluded from same-store properties beginning in the period during which redevelopment or develop activities commence. We consider properties to no longer be under redevelopment or development upon substantial completion of the redevelopment or development activities, and the earlier of achieving 90% occupancy or two years after completion. For Q3 2016 and Q3 2015, same-store properties exclude:

Multifamily Acquisitions: The Wellington and Riverside Apartments;
Multifamily Development: The Maxwell;
Office Redevelopment: Silverline Center and The Army Navy Club Building.

Also excluded from same-store properties in Q3 2016 and Q3 2015 are:

Sold Properties:
Multifamily: Munson Hill Towers;
Office: 6110 Executive Boulevard, Wayne Plaza, 600 Jefferson Plaza, West Gude Drive, 51 Monroe Street and One Central Plaza;
Retail: Montgomery Village Center.

Washington Real Estate Investment Trust

WASHINGTON REAL ESTATE INVESTMENT TRUST
FINANCIAL HIGHLIGHTS
(In thousands, except per share data)
(Unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
OPERATING RESULTS	2016	2015	2016	2015
Revenue
Real estate rental revenue	$79,770	$78,243	$236,312	$227,325
Expenses
Real estate expenses	29,164	28,109	86,073	84,546
Depreciation and amortization	30,905	29,349	82,104	80,127
Acquisition costs	—	929	1,178	1,937
General and administrative	4,539	4,911	15,018	15,269
Casualty (gain) and real estate impairment loss, net	—	—	(676)	5,909
	64,608	63,298	183,697	187,788
Other operating income
Gain on sale of real estate	77,592	—	101,704	31,731
Real estate operating income	92,754	14,945	154,319	71,268
Other income (expense):
Interest expense	(13,173)	(14,486)	(41,353)	(44,534)
Loss on extinguishment of debt	—	—	—	(119)
Other income	83	163	205	547
Income tax (expense) benefit	(2)	(42)	691	(70)
	(13,092)	(14,365)	(40,457)	(44,176)

Net income	79,662	580	113,862	27,092
Less: Net loss attributable to noncontrolling interests in subsidiaries	12	67	32	515
Net income attributable to the controlling interests	$79,674	$647	$113,894	$27,607

Net income	79,662	580	113,862	27,092
Depreciation and amortization	30,905	29,349	82,104	80,127
Gain on sale of depreciable real estate	(77,592)	—	(101,704)	(30,277)
NAREIT funds from operations(1)	$32,975	$29,929	$94,262	$76,942

Non-cash loss on extinguishment of debt	—	—	—	119
Tenant improvements and incentives	(4,889)	(5,231)	(14,071)	(12,378)
External and internal leasing commissions capitalized	(1,251)	(1,714)	(5,616)	(4,469)
Recurring capital improvements	(1,146)	(1,326)	(3,291)	(2,752)
Straight-line rents, net	(682)	(680)	(2,245)	(811)
Non-cash fair value interest expense	46	38	132	109
Non real estate depreciation & amortization of debt costs	846	938	2,672	2,999
Amortization of lease intangibles, net	898	913	2,694	2,651
Amortization and expensing of restricted share and unit compensation	292	863	2,661	3,884
Funds available for distribution(4)	$27,089	$23,730	$77,198	$66,294

Washington Real Estate Investment Trust

		Three Months Ended September 30,		Nine Months Ended September 30,
Per share data:		2016	2015	2016	2015
Net income attributable to the controlling interests	(Basic)	$1.07	$0.01	$1.59	$0.40
	(Diluted)	$1.07	$0.01	$1.59	$0.40
NAREIT funds from operations	(Basic)	$0.44	$0.44	$1.32	$1.13
	(Diluted)	$0.44	$0.44	$1.31	$1.12

Dividends paid		$0.30	$0.30	$0.90	$0.90

Weighted average shares outstanding		73,994	68,186	71,348	68,168
Fully diluted weighted average shares outstanding		74,133	68,305	71,520	68,290
Fully diluted weighted average shares outstanding (for FFO)		74,133	68,305	71,520	68,290

Washington Real Estate Investment Trust

WASHINGTON REAL ESTATE INVESTMENT TRUST
CONSOLIDATED BALANCE SHEETS
(In thousands, except per share data)

	September 30, 2016
	(unaudited)	December 31, 2015
Assets
Land	$573,315	$561,256
Income producing property	2,092,201	2,076,541
	2,665,516	2,637,797
Accumulated depreciation and amortization	(634,945)	(692,608)
Net income producing property	2,030,571	1,945,189
Properties under development or held for future development	37,463	36,094
Total real estate held for investment, net	2,068,034	1,981,283
Cash and cash equivalents	8,588	23,825
Restricted cash	10,091	13,383
Rents and other receivables, net of allowance for doubtful accounts of $1,987 and $2,297, respectively	62,989	62,890
Prepaid expenses and other assets	100,788	109,787
Total assets	$2,250,490	$2,191,168

Liabilities
Notes payable	$744,063	$743,181
Mortgage notes payable	251,232	418,052
Lines of credit	125,000	105,000
Accounts payable and other liabilities	54,629	45,367
Dividend payable	—	20,434
Advance rents	10,473	12,744
Tenant security deposits	8,634	9,378
Total liabilities	1,194,031	1,354,156

Equity
Shareholders' equity
Preferred shares; $0.01 par value; 10,000 shares authorized; no shares issued and outstanding	—	—
Shares of beneficial interest, $0.01 par value; 100,000 shares authorized; 74,579 and 68,191 shares issued and outstanding, respectively	745	682
Additional paid-in capital	1,368,438	1,193,298
Distributions in excess of net income	(309,042)	(357,781)
Accumulated other comprehensive loss	(4,870)	(550)
Total shareholders' equity	1,055,271	835,649

Noncontrolling interests in subsidiaries	1,188	1,363
Total equity	1,056,459	837,012

Total liabilities and equity	$2,250,490	$2,191,168

Washington Real Estate Investment Trust

The following tables contain reconciliations of net income to same-store net operating income for the periods presented (in thousands):

Three months ended September 30, 2016	Multifamily	Office	Retail	Total
Same-store net operating income(3)	$8,179	$19,565	$11,834	$39,578
Add: Net operating income from non-same-store properties(3)	5,786	5,242	—	11,028
Total net operating income(2)	$13,965	$24,807	$11,834	$50,606
Add/(deduct):
Other income				83
Interest expense				(13,173)
Depreciation and amortization				(30,905)
General and administrative expenses				(4,539)
Gain on sale of real estate				77,592
Income tax expense				(2)
Net income				79,662
Less: Net loss attributable to noncontrolling interests in subsidiaries				12
Net income attributable to the controlling interests				$79,674

Three months ended September 30, 2015	Multifamily	Office	Retail	Total
Same-store net operating income(3)	$8,039	$19,372	$11,438	$38,849
Add: Net operating income from non-same-store properties(3)	3,056	7,632	597	11,285
Total net operating income(2)	$11,095	$27,004	$12,035	$50,134
Add/(deduct):
Other income				163
Acquisition costs				(929)
Interest expense				(14,486)
Depreciation and amortization				(29,349)
General and administrative expenses				(4,911)
Income tax expense				(42)
Net income				580
Less: Net loss attributable to noncontrolling interests in subsidiaries				67
Net income attributable to the controlling interests				$647

Washington Real Estate Investment Trust

The following tables contain reconciliations of net income to same-store net operating income for the periods presented (in thousands):

Nine months ended September 30, 2016	Multifamily	Office	Retail	Total
Same-store net operating income(3)	$24,584	$58,792	$34,204	$117,580
Add: Net operating income from non-same-store properties(3)	12,758	19,901	—	32,659
Total net operating income(2)	$37,342	$78,693	$34,204	$150,239
Add/(deduct):
Other income				205
Acquisition costs				(1,178)
Interest expense				(41,353)
Depreciation and amortization				(82,104)
General and administrative expenses				(15,018)
Gain on sale of real estate				101,704
Casualty gain and real estate impairment (loss), net				676
Income tax benefit				691
Net income				113,862
Less: Net loss attributable to noncontrolling interests in subsidiaries				32
Net income attributable to the controlling interests				$113,894

Nine months ended September 30, 2015	Multifamily	Office	Retail	Total
Same-store net operating income(3)	$23,812	$57,423	$33,946	$115,181
Add: Net operating income from non-same-store properties(3)	4,693	21,235	1,670	27,598
Total net operating income(2)	$28,505	$78,658	$35,616	$142,779
Add/(deduct):
Other income				547
Acquisition costs				(1,937)
Interest expense				(44,534)
Depreciation and amortization				(80,127)
General and administrative expenses				(15,269)
Loss on extinguishment of debt				(119)
Gain on sale of real estate				31,731
Casualty gain and real estate impairment (loss), net				(5,909)
Income tax expense				(70)
Net income				27,092
Less: Net loss attributable to noncontrolling interests in subsidiaries				515
Net income attributable to the controlling interests				$27,607

Washington Real Estate Investment Trust

The following table contains a reconciliation of net income attributable to the controlling interests to core funds from operations for the periods presented (in thousands, except per share data):
		Three Months Ended September 30,		Nine Months Ended September 30,
		2016	2015	2016	2015
Net income		$79,662	$580	$113,862	$27,092
Add/(deduct):
Real estate depreciation and amortization		30,905	29,349	82,104	80,127
Gain on sale of depreciable real estate		(77,592)	—	(101,704)	(30,277)
NAREIT funds from operations(1)		32,975	29,929	94,262	76,942
Add/(deduct):
Casualty (gain) and real estate impairment loss, net		—	—	(676)	5,909
Acquisition and structuring expenses		37	1,034	1,403	2,532
Loss (gain) on sale of non-depreciable real estate		—	50	—	(1,404)
Loss on extinguishment of debt		—	—	—	119
Severance expense		242	—	828	1,001
Relocation expense		16	—	16	90
Core funds from operations(1)		$33,270	$31,013	$95,833	$85,189

		Three Months Ended September 30,		Nine Months Ended September 30,
Per share data:		2016	2015	2016	2015
NAREIT FFO	(Basic)	$0.44	$0.44	$1.32	$1.13
	(Diluted)	$0.44	$0.44	$1.31	$1.12
Core FFO	(Basic)	$0.45	$0.45	$1.34	$1.25
	(Diluted)	$0.45	$0.45	$1.34	$1.24

Weighted average shares outstanding		73,994	68,186	71,348	68,168
Fully diluted weighted average shares outstanding (for FFO)		74,133	68,305	71,520	68,290